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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CRAFTMADE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRAFTMADE INTERNATIONAL, INC.
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(817) 393-3800

SUPPLEMENT TO PROXY STATEMENT
Relating to Annual Meeting of Stockholders to be held on November 30, 2004

This supplement updates certain information contained in the proxy statement of Craftmade International, Inc., a Delaware corporation (the “Company”) dated October 28, 2004 (the “Proxy Statement”) delivered to the stockholders of the Company in connection with the Company’s November 30, 2004 annual meeting of stockholders (the “Annual Meeting”). As disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2004, the Company has accepted the resignation of Kathleen B. Oher as Chief Financial Officer of the Company. On November 17, 2004, Ms. Oher also resigned as a Director of the Company. Brad D. Heimann, the Company’s Executive Vice President has been appointed by the Company’s Board of Directors to serve as Interim Chief Financial Officer and Secretary. In connection with her resignation, Ms. Oher will not stand for re-election to the Board of Directors at the Annual Meeting. The Board of Directors has elected not to propose a substitute nominee for Ms. Oher and therefore, reduced the number of directors to be elected at the Annual Meeting to eight (8). Accordingly, the Board of Directors hereby notifies the Company’s stockholders that the number of Directors to be elected at the Annual Meeting has been reduced to eight (8) rather than nine (9) Directors. Please refer to the Company’s Proxy Statement mailed to stockholders on or about November 5, 2004 for information with respect to the eight (8) nominees for election to the Board of Directors: James R. Ridings, Clifford Crimmings, R. Don Morris, John DeBlois, A. Paul Knuckley, Lary C. Snodgrass, William E. Bucek and L. Dale Griggs.

The Proxy Statement inadvertently reported an incorrect number of shares of Company common stock, $0.01 par value per share (the “Common Stock”) beneficially owned by James R. Ridings and John DeBlois. As of October 26, 2004, Mr. Ridings owned 689,949 shares of Common Stock, constituting 13.6% of the issued and outstanding Common Stock and Mr. DeBlois beneficially owned 82,613 shares of Common Stock, constituting 1.6% of the issued and outstanding Common Stock.

If you have already voted your shares, no further action is necessary and your vote with respect to the eight (8) nominees who continue to stand for election will be counted as you previously voted. If a stockholder of the Company wishes to do so, such stockholder may revoke his, her or its proxy at any time before its use by submitting written notice of revocation to the Secretary of the Company, by submitting another proxy that is properly signed and later dated, or by attending and voting in person at the Annual Meeting. The presence (without further action) of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy. Please contact the Secretary of the Company at the above telephone number if you have any questions.

Brad D. Heimann
Secretary
Coppell, Texas
November 18, 2004

FOR IMMEDIATE RELEASE

For Further Information:
James R. Ridings	Hala Aly
Chairman and Chief Executive Officer	Halliburton Investor Relations
(972) 393-3800, ext. 166	(972) 458-8000
investorrelations@craftmade.com	haly@halliburtonir.com

Craftmade International Announces Resignation of Kathleen B. Oher
From its Board of Directors

COPPELL, TEXAS, November 19, 2004 — Craftmade International, Inc. (Nasdaq: CRFT) today announced that on November 17, 2004, Kathleen B. Oher, former Chief Financial Officer of the Company, resigned as a member of its Board of Directors and will not stand for re-election at the Company’s annual meeting of stockholders to be held on November 30, 2004.

Craftmade International, Inc., founded in 1985 and based in Coppell, Texas, is engaged in the design, distribution and marketing of a broad range of proprietary ceiling fans, lighting products and related accessories. The Company distributes its premium products through a network of 1,600 showrooms and electrical wholesalers through a national sales organization of more than 65 independent sales representatives. Through its Trade Source International subsidiary, acquired in 1998, Craftmade distributes outdoor lighting, ceiling fan accessories and an indoor lighting line to the mass merchandiser market.

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